Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT

In connection with the quarterly report on Form 10-Q of Cornerstone Building Brands, Inc. (the “Company”) for the quarter ended September 28, 2024 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Rose Lee, Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	I have reviewed this Report of the Company;

2.	This Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

3.	The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 12, 2024

/s/ Rose Lee
Rose Lee
President and Chief Executive Officer
(Principal Executive Officer)

A signed original of this written statement required by Section 906 has been provided to Cornerstone Building Brands, Inc. and will be retained by Cornerstone Building Brands, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

This Certification shall not be deemed to be “filed” or part of the Report or incorporated by reference into any of the registrant’s filings with the Securities and Exchange Commission by implication or by any reference in any such filing to the Report.